UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 23, at the Company’s direction, the Company’s outside law firm entered into a binding Memorandum of Understanding with counsel for the plaintiffs in the lawsuit known as Aguiar, et al. v. Zep Inc., et al., N.D. Cal. Case No. 3:13-cv-00563-RS (the “Aguiar case”), that provides for the settlement of the claims against the Company of all but six of the plaintiffs in the Aguiar case whose claims were not in arbitration.  Pursuant to the terms of the settlement, the Company will pay $1,651,596 to settle the claims.  The Company will also pay pre-judgment interest to the plaintiffs, the amount of which was $812,063 as of January 23.

The settlement releases the Company from all claims, demands, rights, liabilities and causes of action of every nature and description whatsoever, whether known or unknown, that were asserted in the lawsuit, whether in tort, contract, statue, rule, ordinance, order, regulations, or otherwise, for state wage and hour laws and/or claims that could have been asserted in the lawsuit, whether for economic damages, non-economic damages, restitution, penalties, wages, liquidated damages, or interest arising out of the claims at issue, including:  claims for failure to pay wages, for unlawful deductions, for failure to reimburse business related expenses, for inaccurate wage statements, for unfair competition, and for statutory and/or civil penalties to the California Labor Private Attorney General Act.  The Company will release the individual plaintiffs from certain claims.

Plaintiffs’ counsel is obligated to make a good faith effort to obtain settlement agreements from the plaintiffs subject to this settlement prior to 5 p.m. (PST) on January 31, 2014.  If any of the plaintiffs fail to sign settlement agreements, the Company may abandon the settlement.

The Company expects to resolve the claims of the remaining six plaintiffs in the Aguiar case who were not covered by the Memorandum of Understanding during the Company’s current fiscal year.  The Company believes that it will be able to resolve the claims for an amount of money that will not be material to the Company’s results of operations.

The settlement does not resolve the issue of the amount of attorney’s fees to which the plaintiffs’ lawyers are entitled.  That matter will be resolved by court and arbitration proceedings or by mediation.  The schedule for resolving the matter has not yet been established.  The Company cannot estimate at this time the amount of attorney’s fees that it may be required to pay.  When the amount is determined, it may be material to the Company’s results of operations.

With the exception of the remaining six plaintiffs in the Aguiar case and attorney fees mentioned above, this settlement along with the arbitrations and previous settlements reached will resolve the California Sales Representative litigation which began in late 2010 and is further described in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission on January 6, 2014 and November 5, 2013, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits

Exhibit No.	Description

10.1	Memorandum of Understanding dated January 23, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: January 29, 2014	/s/ Mark R. Bachmann
Mark R. Bachmann
Executive Vice President and
Chief Financial Officer

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